EXHIBIT 32.1

Written Statement of
Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of American Public Education, Inc. (the “Company”), each hereby certifies that, to the officer's knowledge on the date hereof:

(a) the Form 10-Q of the Company for the period ended June 30, 2020 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Angela Selden
Name: Angela Selden
Title: President and Chief Executive Officer
August 10, 2020

By:	/s/ Richard W. Sunderland, Jr.
Name: Richard W. Sunderland, Jr.
Title: Executive Vice President and Chief Financial Officer
August 10, 2020
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to American Public Education, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.